SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported) AUGUST 12, 1996


                              GEOWASTE INCORPORATED
             (Exact name of registrant as specified in its charter)


         DELAWARE                       0-9278        36-2751684
(State or other jurisdiction of     (Commission    (IRS Employer
 incorporation)                      File Number)    ID Number)


SUITE 208, 24 CATHEDRAL PLACE, ST. AUGUSTINE, FL        32084
 (Address of principal executive offices)              (Zip Code)

Registrant's Telephone Number,
 including area code:                             (904) 824-0201


                       NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS.

          Pursuant to an Agreement and Plan of Merger dated August 12, 1996, among GeoWaste Incorporated (the "Registrant" or the "Company"), Spectrum Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("GeoSub"), Spectrum Group, Inc., d/b/a United Sanitation, Ocala Chemical, Mills Disposal, a Florida corporation ("Spectrum") and John Paglia and Michael Paglia, the sole stockholders of Spectrum, the Registrant consummated the merger of GeoSub with and into Spectrum (the "Merger"), as a result of which Spectrum became a wholly-owned subsidiary of the Registrant. The Merger became effective upon the filing on August 12, 1996 (the "Effective Date") of (a) the Certificate of Merger with the Secretary of State of the State of Delaware and
(b) the Articles of Merger and Plan of Merger with the Secretary of State of the State of Florida.

         On the Effective Date, each outstanding share of Spectrum's common stock, par value $1.00 per share ("Spectrum Common Stock"), was converted by virtue of the Merger into the right to the receive, and became exchangeable for, 26,666 and 2/3 shares of the Registrant's common stock, par value $.10 per share ("GeoWaste Common Stock"), and $11,492.15 in cash (collectively, the "Merger Consideration"), or 2,000,000 shares of GeoWaste Common Stock and $859,915 in cash in the aggregate for all outstanding shares of Spectrum Common Stock on the Effective Date. The cash portion of the Merger Consideration was provided from the Registrant's working capital.

         The Merger Consideration was determined by arm's-length negotiations amongst the parties. Prior to the Effective Date, no relationship existed between Spectrum or its affiliates and the Registrant and its affiliates, any director or officer of the Registrant or any associate of any such director or officer.

         The assets acquired by the Registrant in the Merger constituted all of the assets of Spectrum used in conducting its business of owning and operating non-hazardous, solid waste collection, transportation, recycling and transfer facilities and related solid waste management operations. The Registrant intends to continue such use.

         On August 13, 1996, the Registrant also issued the news release set forth as Exhibit 20.1 hereto.

     Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

         The following are the audited financial statements for Spectrum for the years ended December 31, 1995 and 1994 and the period from June 27, 1993 (inception) to December 31, 1993, together with the manually executed accountant's report relating thereto, and the unaudited financial statements for Spectrum for the six month period ended June 30, 1996.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of Spectrum Group, Inc. (d/b/a
  United Sanitation, Ocala Chemical, Mills Disposal)


We have audited the accompanying balance sheets of Spectrum Group, Inc. (d/b/a United Sanitation, Ocala Chemical, Mills Disposal) ("the Company") as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995 and 1994, and for the period from June 27, 1993 (inception) to December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994, and for the period from June 27, 1993 to December 31, 1993, in conformity with generally accepted accounting principles.

                                            /s/ COOPERS & LYBRAND L.L.P.

Jacksonville, Florida
August 9, 1996

SPECTRUM GROUP, INC.
(D/B/A UNITED SANITATION, OCALA CHEMICAL, MILLS DISPOSAL)
BALANCE SHEETS
as of December 31, 1994 and 1995

                                       ASSETS                                      1994                1995
                                                                                -------------         -----------
Current assets:
  Accounts receivable, net of allowance of $15,000 and $24,000 for 1994
       and 1995, respectively                                                    $ 375,874             $ 576,249
  Inventory                                                                                              131,708
                                                                                -------------        -------------
     Total current assets                                                          375,874               707,957
                                                                                -------------        -------------

Machinery and equipment                                                          1,441,758             2,565,939
  Less accumulated depreciation                                                   (216,018)             (610,303)
                                                                                --------------        ------------
     Net machinery and equipment                                                 1,225,740             1,955,636
                                                                                --------------        ------------
Other assets:
  Intangible assets, net                                                            72,250               744,555
  Other                                                                                300                 5,984
                                                                                --------------       -------------
                                                                                    72,550               750,539
                                                                                --------------       -------------
    Total assets                                                                $1,674,164           $ 3,414,132
                                                                                ==============       ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Cash overdraft                                                                 $   4,148          $     15,418
  Current portion of long-term debt                                                239,593               634,333
  Loan payable to stockholders                                                     146,989                92,089
  Accounts payable                                                                 188,103               443,309
  Accrued liabilities                                                               49,079                75,103
  Deferred revenue                                                                  72,995               322,151
                                                                                --------------       ---------------
    Total current liabilities                                                      700,907             1,582,403

Long-term debt less current maturities                                             798,031             1,724,255
                                                                                --------------       ---------------

                                                                                 1,498,938             3,306,658
                                                                                -------------        ---------------

Commitments

Stockholders' equity:
  Common stock, $1 par value, 100 shares authorized;
     75 shares issued and outstanding                                                   75                     75
  Additional paid in capital                                                           925                    925
  Retained earnings                                                                174,226                106,474
                                                                                -------------        -------------
    Total stockholders' equity                                                     175,226                107,474
                                                                                -------------        -------------

    Total liabilities and stockholders' equity                                  $1,674,164           $  3,414,132
                                                                                ============         =============

See accompanying notes.

SPECTRUM GROUP, INC.
(D/B/A UNITED SANITATION, OCALA CHEMICAL, MILLS DISPOSAL) STATEMENTS OF OPERATIONS for the period from June 27, 1993 (inception) to December 31, 1993 and for the years ended December 31, 1994 and 1995


                                                                         June 27, 1993
                                                                         (inception) to
                                                                         December 31, 1993         1994          1995
                                                                         -----------------       ---------     --------
Net revenues                                                              $  363,846              $ 1,888,319    $ 4,347,156

Cost and expenses:
  Operating                                                                  127,182                  654,443      1,868,698
  Selling, general and administration                                        211,705                1,015,783      2,380,000
                                                                        -------------------    --------------   -------------

     Income from operations                                                   24,959                  218,093         98,458

Other income (expense):
  Interest expense                                                            (2,816)                 (66,010)      (171,162)
  Other income                                                                   -                       -             4,952
                                                                       ------------------     ----------------  -------------

    Net income (loss)                                                     $   22,143               $  152,083      $ (67,752)
                                                                       ==================     ================= =============

See accompanying notes.

SPECTRUM GROUP, INC.
(D/B/A UNITED SANITATION, OCALA CHEMICAL, MILLS DISPOSAL) STATEMENTS OF STOCKHOLDERS' EQUITY for the period from June 27, 1993 (inception) to December 31, 1993 and for the years ended December 31, 1994 and 1995


                                                                                   Additional          Retained
                                                               Common Stock      Paid In Capital       Earnings       Total
                                                             --------------     -----------------     ------------   ---------
Balance June 27, 1993                                          $ 75              $ 925                $  -           $ 1,000

Net income                                                        -                 -                  22,143         22,143
                                                            -------------       ----------------    -------------   ---------

Balance December 31, 1993                                        75                925                 22,143         23,143

Net income                                                        -                 -                 152,083        152,083
                                                           --------------       ----------------   -------------    ---------
Balance December 31, 1994                                        75                925                174,226        175,226

Net loss                                                          -                 -                 (67,752)       (67,752)
                                                           --------------       ----------------  --------------   ----------
Balance December 31, 1995                                    $   75              $ 925              $ 106,474      $ 107,474
                                                           ==============       ===============   ==============   ==========

See accompanying notes.

SPECTRUM GROUP, INC.
(D/B/A UNITED SANITATION, OCALA CHEMICAL, MILLS DISPOSAL) STATEMENTS OF CASH FLOWS for the period from June 27, 1993 (inception) to December 31, 1993 and for the years ended December 31, 1994 and 1995

                                                                                June 27,1993
                                                                                (inception)
                                                                                to December 31,
                                                                                1993                 1994          1995
                                                                                ---------------    --------     -----------

Cash flows from operating activities:
  Net income (loss)                                                             $  22,143          $ 152,083    $ (67,752)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:

     Depreciation and amortization                                                 41,163            182,605       431,381
     Provision for bad debts                                                          -               15,000         9,000
     Changes in assets and liabilities:
        Accounts receivable                                                       (73,214)          (317,660)     (209,375)
        Inventory                                                                      -                 -        (131,708)
        Other assets                                                               (1,250)               950        (5,684)
        Accounts payable                                                           40,781            147,322       255,206
        Accrued liabilities                                                         6,363             42,716        26,024
        Deferred revenue                                                           15,919             57,076       249,156
                                                                                ------------      -------------  ------------
          Net cash provided by operating activities                                51,905            280,092       556,248
                                                                                ------------      -------------  ------------

Cash flows from investing activities:
  Purchase of machinery and equipment                                            (420,167)          (866,591)     (799,498)
  Acquisition of business                                                            -              (235,000)     (180,323)
                                                                                ------------     --------------  ------------
      Net cash used in investing activities                                      (420,167)        (1,101,591)     (979,821)
                                                                                ------------     --------------  ------------

Cash flows from financing activities:
  Proceeds from notes payable                                                     166,630            987,962       846,191
  Payment on notes payable                                                         (5,755)          (111,231)     (378,988)
  Proceeds from loan payable to stockholders                                      267,666             30,041        43,491
  Payment on loan payable to stockholders                                         (32,024)          (117,676)      (98,391)
  Change in cash overdraft                                                           -                 4,148        11,270
                                                                                ------------    -------------   ------------
         Net cash provided by financing activities                                396,517            793,244       423,573
                                                                                ------------    -------------   ------------

         Increase (decrease) in cash                                               28,255            (28,255)        -

Cash, beginning of period                                                             -               28,255         -
                                                                                ------------    --------------   -----------
Cash, end of period                                                             $  28,255        $      -         $  -
                                                                                ============    ==============   ===========
SUPPLEMENTAL CASH FLOW DISCLOSURE:
Interest paid                                                                   $   2,816        $    61,776      $140,641
                                                                                ============   ===============   ============
NONCASH INVESTING AND FINANCING ACTIVITIES:

  During 1995, the Company financed a business acquisition through a $720,000 note and through the assumption of $32,724 in liabilities.
     The Company also purchased equipment for $84,930 financed through notes and purchased equipment for $16,430 financed by a capital lease.
See accompanying notes.

SPECTRUM GROUP, INC.
(D/B/A UNITED SANITATION, OCALA CHEMICAL, MILLS DISPOSAL)
NOTES TO FINANCIAL STATEMENTS


1.   NATURE OF OPERATIONS:

Spectrum Group, Inc., d/b/a United Sanitation, Ocala Chemical, Mills Disposal, (the "Company") is in the business of operating solid waste collection systems, sales of recyclable products (mostly paper), and the rental and service of portable toilets. The Company was incorporated in 1978 but did not commence current operations until June 27, 1993. In 1996, the Company began operating a solid waste transfer station in Ocala, Florida. The Company's principal customers are commercial and residential and are located in central Florida.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

REVENUE RECOGNITION - Collection revenues are recognized as services are performed. Certain commercial and residential customers are billed in advance, and these revenues are deferred until the period in which the related service is rendered. Sales of recyclable products are recognized upon delivery of the product.

INVENTORY - Inventories consist principally of recyclable paper products and are valued at the lower of average cost or market.

MACHINERY AND EQUIPMENT - Machinery and equipment are stated at cost. Major additions and improvements are capitalized. Maintenance and repairs are charged to operating expenses. As machinery and equipment is retired or disposed of, the cost of the asset and the related accumulated depreciation is written off and a gain or loss is recognized. Depreciation is computed on the straight line method over the assets' estimated useful lives and are summarized as follows:

                   Furniture............... 7 years
                   Fixtures................ 5 years
                   Automobiles and trucks.. 5 years
                   Containers.............. 5 years
                   Computers............... 3 years

Depreciation expense was $41,163, $174,855 and $394,285 for 1993, 1994 and 1995,
respectively.

INTANGIBLE ASSETS - The cost in excess of net assets of an acquired business is being amortized over 15 years using the straight line method. Other intangible assets, which include customer lists and covenants not to compete, are being amortized using the straight-line method over their estimated useful lives, which range from three to ten years. Intangible assets are evaluated for impairment based on historical and estimated future profitability of the businesses to which they relate. Adjustments to carrying values are made if required.

Amortization expense was $7,750 and $37,096 for 1994 and 1995, respectively. There was no amortization expense in 1993.

INCOME TAXES - The stockholders have elected to be taxed individually on the income of the Company as provided under Subchapter S of the Internal Revenue Code. Accordingly, no provision has been made for income taxes in the accompanying financial statements.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.



3.   INTANGIBLE ASSETS, NET:

Intangible assets are summarized as follows as of December 31, 1994 and 1995:

                                                           1994         1995
                                                     -------------  ----------
Cost in excess of net assets of acquired business   $    -          $ 609,401
Covenants not to compete                               5,000          105,000
Customer lists                                        75,000           75,000
                                                    -------------  ----------
                                                      80,000          789,401
Less accumulated amortization                         (7,750)         (44,846)
                                                    -------------  -----------
                                                    $ 72,250       $  744,555
                                                    =============  ===========

  4.   LONG-TERM DEBT:

Long-term debt at December 31, 1994 and 1995 consists of the following:

                                                     1994                      1995
                                                 --------------            -----------
Note payable to individual, due in monthly
  installments of $9,121 through 2005,
     interest at 9%.                             $  -                      $ 683,891

Capital lease obligation, due in monthly
  installments of $557 through
    1998, interest imputed at 13%.                  -                         13,325
Notes payable to bank, due in varying monthly
  installments of $393 to $2,550, through 1998,
  interest ranging between a fixed rate of 7.5%
  to a variable rate of 1.5% above the prime rate
  (8.5% at December 31,1995).                        227,212                 187,238

Notes payable to finance institution, due in
   varying monthly installments of $1,589 to
   $3,672, through 2000, interest ranging
   between an imputed fixed rate of 9.7% to a
   variable rate of 2.0% above the prime rate
  (8.5% at December 31, 1995).                       400,845                 477,359

NOTES TO FINANCIAL STATEMENTS, CONTINUED

4.    LONG-TERM DEBT, CONTINUED:                      1994                     1995
                                                    --------                 --------
Notes payable to bank, due in varying monthly
   installments of $420 to $4,902, through 2000,
   interest ranging between a fixed rate of 8.75%
   to 9%.                                            232,925                 354,532

Notes payable to bank, due in 1996, interest at a
   variable rate of .5% above the prime rate (8.5%
   at December 31, 1995).                              -                      98,725

Notes payable to third party, due in varying monthly
   installments of $530 to $1,455, through 2000,
   interest at 10%.                                    -                      74,404

Notes payable to bank, due in varying monthly
   installments of $343 to $4,740, through 2000,
   interest ranging between a fixed
   rate of 8% to 10%.                                176,642                 445,665

Note payable to bank, due in monthly installments
   of $270, through 1998, interest at a fixed
   rate of 8.5%.                                        -                      6,606

Note payable to finance institution, due in monthly
   installments of $1,296, through 1997,
   interest at a fixed rate of 10%.                     -                     16,843
                                                    ------------         ------------
                                                    1,037,624              2,358,588

        Less current portion                          239,593                634,333
                                                   -------------        ------------
                                                   $  798,031           $  1,724,255
                                                   =============        ============

Aggregate maturities of notes payable are as follows:

1996                               $  634,333
1997                                  450,975
1998                                  448,312
1999                                  246,668
2000                                  141,493
Thereafter                            436,807
                                  ------------
                                  $ 2,358,588
                                  =============

Substantially all of the Company's assets are pledged as collateral under notes payable.

The Company's two stockholders and their spouses have personally guaranteed repayment of substantially all of the above notes payable.

5.   OPERATING LEASES:

Operating lease agreements, other than for the facilities which are through a related party (see Note 7), are primarily for automobiles. Minimum payments for operating leases having an initial or remaining noncancelable term in excess of one year are as follows:

1996                 $  21,012
1997                    12,528

6.   FINANCIAL INSTRUMENTS:

Financial instruments which potentially subject the Company to concentrations of credit risk are accounts receivable. Accounts receivable represents amounts from commercial and residential customers in central Florida. During 1995, the Company had sales of approximately $1,743,000 to a single customer for the sale of recyclable paper. This customer is contractually obligated, through April 2000, to purchase all recyclable paper produced by the Company and the Company is contractually obligated to sell all recyclable paper produced to this customer.

Management believes that the book value of the Company's long-term debt approximates fair value.

7.   RELATED PARTY:

The Company primarily leases all of its operating facilities from an entity wholly owned by the Company's stockholders. Lease expense for these facilities was approximately $1,000, $76,000, and $57,000 for the years ending 1993, 1994, and 1995, respectively. The lease agreement calls for lease payments of $195,000 for the year ended 1996 and $264,000 per year for the years ended 1997 through 2000.

In 1993, the Company obtained a loan from the stockholders for $267,666. The loan has no fixed repayment date and does not bear interest.

8.   ACQUISITION:

On July 31, 1995, the Company acquired all of the outstanding stock of Kingsway Sanitation, Inc., d/b/a Mills Disposal, ("Kingsway"), a garbage hauling and recycling business in central Florida for $180,000 in cash and $720,000 in notes payable.

The acquisition was accounted for by the purchase method of accounting. The fair value of the tangible assets acquired was $223,323 and liabilities assumed totaled $32,724. The excess of the purchase price over the fair value of the net tangible assets acquired was allocated $100,000 to a non-compete agreement and $609,401 to goodwill and is being amortized on the straight-line basis over 10 and 15 years, respectively.

The pro forma results of operations listed below reflect accounting adjustments assuming the acquisition of Kingsway occurred at the beginning of fiscal 1994.

                                               1994                1995
                                              -----------      --------------
Revenue                                       $ 2,926,737       $ 4,952,900
Gross profit                                    1,756,121         2,783,101
Income from operations                            163,953            66,876
Net income (loss)                                  12,314          (141,527)

These pro forma amounts are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire period presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

In 1994, the Company acquired, for $235,000, the assets of Ocala Chemical Portables, Inc. Ocala Chemical Portables, Inc. is in the business of renting and servicing portable toilets. The Company allocated $155,000 to machinery and equipment and $80,000 to intangible assets.


9.   SUBSEQUENT EVENT:

On June 24, 1996, the Company entered into a nonbinding letter of intent to merge with GeoWaste Incorporated. The surviving corporation under the terms of the letter of intent would be GeoWaste Incorporated. The closing of the transaction is conditioned upon several factors as outlined in the letter of intent.

Subsequent to year-end, the Company incurred additional debt of approximately $233,000 collateralized by equipment. The debt agreements call for monthly payments ranging from $397 to $2,391 with interest rates ranging from 9% to 10%.

                              SPECTRUM GROUP, INC.
           (D/B/A UNITED SANITATION, OCALA CHEMICAL, MILLS DISPOSAL)
                                 BALANCE SHEET
                   as of December 31, 1995 and June 30, 1996

              ASSETS                          December 31,                 June 30, 1996
                                                   1995                     (Unaudited)
                                              ----------------           ----------------
Current assets:
  Accounts receivable, net of allowance of
     $24,000 in 1995 and 1996                  $  576,249                $  724,792
  Inventory                                       131,708                    57,190
                                             ------------------         ---------------
    Total current assets                          707,957                   781,982
                                             ------------------         ---------------
Machinery and equipment                         2,565,939                 2,858,889
  Less accumulated depreciation                  (610,303)                 (896,590)
                                             ------------------         ---------------
    Net machinery and equipment                 1,955,636                 1,962,299
                                             ------------------         ---------------
Other assets:
  Intangible assets, net                          744,555                   713,552
  Other                                             5,984                     7,405
                                             ------------------          --------------
                                                  750,539                   720,957
                                             ------------------          --------------
    Total assets                              $ 3,414,132                $3,465,238
                                             ==================          ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Cash overdraft                              $    15,418                $   23,704
  Current portion of long-term debt               634,333                   463,434
  Loan payable to stockholders                     92,089                    53,480
  Accounts payable                                443,309                   493,764
  Accrued liabilities                              75,103                   151,244
  Deferred revenue                                322,151                   310,221
                                             ------------------         ---------------
    Total current liabilities                   1,582,403                 1,495,847

Long-term debt less current maturities          1,724,255                 1,865,677
                                             ------------------         ---------------
                                                3,306,658                 3,361,524
                                             ------------------         ---------------
Stockholders' equity:
  Common stock, $1 par value, 100 shares
     authorized; 75 shares issued and
         outstanding                                   75                        75
  Additional paid in capital                          925                       925
  Retained earnings                               106,474                   102,714
                                             -------------------        ---------------
    Total stockholders' equity                    107,474                   103,714
                                             -------------------        ---------------
    Total liabilites and stockholders' equity $ 3,414,132               $ 3,465,238
                                             ===================        ===============

                             See accompanying notes.

                                                SPECTRUM GROUP, INC.
                             (D/B/A UNITED SANITATION, OCALA CHEMICAL, MILLS DISPOSAL)
                                             STATEMENTS OF OPERATIONS
                                  for the six months ended June 30, 1995 and 1996
                                                    (Unaudited)

                                                                    For the Six Months
                                                                        Ended June 30,
                                                                  -----------------------------
                                                                      1995           1996
                                                                  -------------   -------------
Net revenues                                                      $  2,147,038     $ 2,819,490

Cost and expenses:
  Operating                                                            986,204       1,151,121
  Selling, general and administration                                1,026,327       1,591,896
                                                                 --------------    -------------
     Income from operations                                            134,507          76,473

Other income (expense):
  Interest expense                                                     (43,339)        (80,233)
  Other                                                                  6,780             -
                                                                 --------------     -------------
    Net income (loss)                                              $    97,948      $   (3,760)
                                                                 ==============     =============

                             See accompanying notes.

                                               SPECTRUM GROUP, INC.
                             (D/B/A UNITED SANITATION, OCALA CHEMICAL, MILLS DISPOSAL)
                                             STATEMENTS OF CASH FLOWS
                                  for the six months ended June 30, 1995 and 1996
                                                    (Unaudited)
                                                                         For the Six Months
                                                                           Ended June 30,
                                                                  -----------------------------
                                                                     1995               1996
                                                                  -------------     ------------
Cash flows from operating activities:
  Net income (loss)                                               $  97,948         $  (3,760)
  Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
    Depreciation and amortization                                   184,804           317,290
    Provision for bad debts                                           9,000               -
    Changes in assets and liabilities:
      Accounts receivable                                            57,956          (148,543)
      Inventory                                                     (25,558)           74,518
      Other assets                                                   (2,985)           (1,421)
      Accounts payable                                              125,895            50,455
      Accrued liabilities                                            (3,711)           76,141
      Deferred revenue                                              (11,254)          (11,930)
                                                                 --------------    --------------
        Net cash provided by operating activities                   432,095           352,750
                                                                 --------------    --------------
Cash flows from investing activities:
  Purchase of machinery and equipment                              (685,632)         (292,950)
                                                                 --------------    --------------
     Net cash used in investing activities                         (685,632)         (292,950)
                                                                 --------------    --------------
Cash flows from financing activities:
  Proceeds from notes payable                                       510,866           232,985
  Payment on notes payable                                         (155,896)         (262,462)
  Proceeds from loan payable to stockholders                          6,000              -
  Payment on loan payable to stockholders                           (52,700)          (38,609)
  Change in cash overdraft                                           (4,148)            8,286
                                                                 --------------    ---------------
    Net cash provided by (used in) financing activities             304,122           (59,800)
                                                                 --------------    ---------------
    Increase in cash                                                 50,585               -

Cash, beginning of period                                              -                  -
                                                                 --------------    ---------------
Cash, end of period                                              $   50,585         $     -
                                                                 ==============    ===============
SUPPLEMENTAL CASH FLOW DISCLOSURE:
Interest paid                                                    $   47,573         $  80,233
                                                                 ==============    ================

                             See accompanying notes.

                              SPECTRUM GROUP, INC.
            (D/B/A UNITED SANITATION, OCALA CHEMICAL, MILLS DISPOSAL)
                          NOTES TO FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION:

INTERIM FINANCIAL INFORMATION - The unaudited financial statements reflect all adjustments which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results for a full year. Certain information and disclosures as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

Additional financial information regarding the Company is contained in the Company's audited financial statements as of December 31, 1995, contained herein.

2.   ACQUISITION:

On August 12, 1996, the Company was purchased by GeoWaste Incorporated.

         (b)      Pro Forma Financial Information.

     The following unaudited pro forma consolidated balance sheet as of June 30, 1996 has been prepared to reflect the financial position of the Company as if the Merger had occurred on June 30, 1996. The following unaudited pro forma consolidated statements of income for the year ended December 31, 1995 and the six months ended June 30, 1996 have been prepared to reflect the operations of the Company as if the Merger had occurred on January 1, 1995.

     The Merger was treated as a purchase for financial reporting purposes. The Company acquired Spectrum for 2,000,000 shares of GeoWaste Common Stock valued at $6,250,000 and approximately $954,000 in cash (which includes $94,085 for repayment of a loan to the stockholders of Spectrum).

     The unaudited pro forma consolidated financial statements are derived, in part, from the historical financial statements of the Company and Spectrum and should be read in conjunction with those financial statements and the notes thereto. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that would have occurred if the Merger had occurred on the dates indicated or the expected financial position or results of operations in the future.

     The Merger will be accounted for as a purchase. Under purchase accounting, the total purchase cost and fair value of liabilities assumed will be allocated to the tangible and intangible assets of Spectrum based upon their respective fair values as of August 12, 1996 based on valuations and other studies which are not yet available. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities in the accompanying pro forma consolidated financial information based on estimates. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.


                                      GEOWASTE INCORPORATED AND SUBSIDIARIES
                                       PRO FORMA CONSOLIDATED BALANCE SHEET
                                                as of June 30, 1996
                                                    (unaudited)


                                                                Historical
                                                  ----------------------------------
                                                        GeoWaste            Spectrum      Pro Forma
ASSETS                                               Incorporated          Group, Inc.    Adjustments       Pro Forma
                                                  ------------------    ---------------  ------------      ------------
Current assets:
  Cash and cash equivalents                         $ 4,622,288           $ (23,704)       $(954,000)(a)    $ 3,644,584
  Accounts receivable, net                            1,187,348             724,792            -              1,912,140
  Prepaid expenses                                      150,697                -               -                150,697
  Inventory                                                -                 57,190            -                 57,190
  Deferred tax asset                                      6,000                -             220,000(b)         226,000
                                                -------------------    ----------------  -----------------  -------------
        Total current assets                          5,966,333             758,278         (734,000)         5,990,611
                                                -------------------    ----------------  -----------------  -------------

Property and equipment, net                          17,054,509           2,858,889         (896,590)(c)     19,016,808
  Less:  accumulated depreciation                    (7,235,801)           (896,590)         896,590 (c)     (7,235,801)
                                                -------------------    -----------------  ----------------  -------------
    Net property and equipment                        9,818,708           1,962,299              -           11,781,007
                                                -------------------    -----------------  ----------------  -------------

Other assets:
  Intangible assets, net                              1,331,481             713,552         (713,552)(a)      9,847,839
                                                                                           8,516,358 (a)
  Funds held in escrow                                  300,000                -               -                300,000
  Other                                                  41,915               7,405            -                 49,320
                                                --------------------    ----------------  ------------------  -----------
  Total other assets                                  1,673,396             720,957        7,802,806         10,197,159
                                                --------------------    ----------------  ------------------ ------------
  Total assets                                   $   17,458,437         $ 3,441,534       $7,068,806        $27,968,777
                                                ====================    ================  ================  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term obligations    $      130,276        $    463,434        $    -            $  593,710
  Accounts payable                                      120,724             493,764             -               614,488
  Accrued payroll                                        79,846               2,301             -                82,147
  Accrued expenses                                      207,026                 -            830,000(a)       1,037,026
  Accrued taxes                                         215,500                 -               -               215,500
  Accrued other                                         158,318             148,943             -               307,261
  Deferred revenue                                      373,497             310,221             -               683,718
  Loan payable to stockholders                             -                 53,480          (53,480)(a)           -
                                                --------------------  -----------------  -----------------   -------------
       Total current liabilities                      1,285,187           1,472,143          776,520          3,533,850

Long-term obligations, less current maturities        4,481,205           1,865,677             -             6,346,882
Accrued royalties                                     1,092,989                 -               -             1,092,989
Closure obligations                                   1,643,820                 -               -             1,643,820
Deferred tax liability                                  194,000                 -            146,000(b)         340,000
Minority interest                                        61,600                 -               -                61,600
                                                ---------------------   ----------------  -----------------  -------------
   Total liabilities                                  8,758,801           3,337,820          922,520         13,019,141
                                                ---------------------   ----------------  -----------------  -------------
Stockholders' equity:
  Preferred stock                                         -                     -               -                   -
  Common stock                                         1,889,655                 75              (75)(a)      2,089,655
                                                                                             200,000 (a)
  Additional paid-in capital                           6,547,715                925             (925)(a)     12,597,715
                                                                                           6,050,000 (a)
  Accumulated earnings                                   262,266            102,714         (102,714)(a)        262,266
                                                ---------------------   ---------------  ------------------ --------------
    Total stockholders' equity                         8,699,636            103,714        6,146,286         14,949,636
                                                ---------------------   ---------------  ------------------ --------------
    Total liabilities and stockholders' equity   $    17,458,437         $3,441,534       $7,068,806       $ 27,968,777
                                                =====================   ===============  ================== ==============

                                              See accompanying notes.

                     GEOWASTE INCORPORATED AND SUBSIDIARIES
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


BASIS OF RECORDING THE TRANSACTIONS:

The accompanying pro forma consolidated balance sheet as of June 30, 1996 was prepared to reflect the financial position of the Company as if the Merger had occurred on June 30, 1996. The Merger has been accounted for using the purchase method of accounting. The Company's historical balance sheet as of June 30, 1996 includes the assets and liabilities of all acquisitions completed prior to such date.

BALANCE SHEET ADJUSTMENTS:

(a)The estimated purchase cost and preliminary adjustments to historical book value are as follows:

Purchase cost:
   2,000,000 shares of GeoWaste Incorporated common stock,
       valued at $3.125 per share                             $  6,250,000
   Cash                                                            954,000
                                                              -------------
     Total paid to seller                                        7,204,000
   Transaction fees and other costs                                830,000
                                                              -------------
     Total purchase cost                                         8,034,000
                                                              -------------
Book value of net assets acquired:
  Actual net assets at June 30, 1996                               103,714
  Cancellation of loan payable to stockholder                       53,480
  Deferred income tax, net                                          74,000(b)
  Elimination of Spectrum historical intangible assets, net       (713,552)
                                                              ---------------
    Adjusted book value of net liabilities acquired               (482,358)
                                                              ---------------
Excess of purchase cost over net liabilities acquired          $ 8,516,358
                                                              ===============

(b)Reflects the recording of estimated opening net deferred taxes assets for Spectrum.

(c)Based on preliminary studies, it appears that the market value of property and equipment approximates its historical net book value, thus accumulated depreciation and the related assets have been adjusted in the pro forma balance sheet.

                                     GEOWASTE INCORPORATED AND SUBSIDIARIES
                                    PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                       for the year ended December 31, 1995
                                                    (unaudited)

                                                         Historical
                                             -----------------------------------------
                                                GeoWaste               Spectrum            Pro Forma
                                               Incorporated            Group, Inc.        Adjustments       Pro Forma
                                               ---------------      ------------------   --------------   -------------
Net revenues                                    $ 8,932,528          $ 4,347,156          $  -            $ 13,279,684

Cost of expenses:
  Operating                                       5,207,250            1,868,698           (64,000)(a)       6,701,148
                                                                                          (310,800)(b)
  Selling, general and administrative             1,530,377            2,380,000           182,000 (c)       4,268,377
                                                                                           213,000 (d)
                                                                                           (37,000)(e)
                                              -----------------    -------------------    --------------    -------------
Income from operations                            2,194,901               98,458            16,800           2,310,159
Other income (expense):
  Other income, primarily interest                  182,747                4,952           (70,000)(f)         117,699
  Interest expense                                 (368,338)            (171,162)              -              (539,500)
                                              -----------------   --------------------    --------------    -------------
Income (loss) from operations
    before income taxes                           2,009,310              (67,752)          (53,200)          1,888,358

Income tax provision                                547,000                  -              10,000(g)          557,000
                                              ------------------  ---------------------   ---------------    -------------
Net income (loss)                              $  1,462,310         $    (67,752)         $(63,200)         $1,331,358
                                              ==================  =====================   ===============   ==============
Earnings per common and common
    equivalent share                           $       0.07                                                 $     0.06
                                              ==================                                            ==============
Weighted average shares of common
    stock outstanding                            19,526,415                                                 21,526,415
                                              ==================                                            ===============
OTHER DATA:
EBITDA (h)                                     $  5,503,223        $     534,791                            $6,219,614
                                              ==================   ====================                     ================

                                              See accompanying notes.

                                      GEOWASTE INCORPORATED AND SUBSIDIARIES
                                    PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                      for the six months ended June 30, 1996
                                                    (unaudited)

                                                         Historical
                                           ------------------------------------------
                                               GeoWaste                Spectrum           Pro Forma
                                              Incorporated             Group, Inc.        Adjustments    Pro Forma
                                           ----------------------     ----------------  --------------  ------------
Net revenues                                $ 5,238,691              $ 2,819,490          $  -           $ 8,058,181
Cost of expenses:
  Operating                                   2,677,776                1,151,121           (32,000)(a)     3,496,897
                                                                                          (300,000)(b)
  Selling, general and administrative           963,800                1,591,896            91,000 (c)     2,722,196
                                                                                           106,500 (d)
                                                                                           (31,000)(e)
                                           ---------------------    -----------------   ---------------   ------------
Income from operations                        1,597,115                   76,473           165,500         1,839,088

Other income (expense):
  Other income, primarily interest              183,445                     -              (35,000)(f)       148,445
  Interest expense                             (198,443)                 (80,233)             -             (278,676)
                                           ----------------------   ------------------   --------------   ------------
Income (loss) from operations before
    income taxes                              1,582,117                   (3,760)          130,500         1,708,857

Income tax provision                            581,792                       -             96,000(g)        677,792
                                           ----------------------   ------------------   ---------------  ------------
Net income (loss)                           $ 1,000,325               $   (3,760)         $ 34,500        $1,031,065
                                           ======================   ==================   ===============  ============
Earnings per common and common
   equivalent share                         $      0.05                                                    $   0.05
                                           ======================                                         ============
Weighted average shares of common
   stock outstanding                         19,725,484                                                   21,725,484
                                           ======================                                         =============
OTHER DATA:
EBITDA (h)                                  $ 2,958,288              $   388,948                          $3,633,863
                                           ======================    =================                    ==============

                                              See accompanying notes.

                     GEOWASTE INCORPORATED AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

BASIS OF RECORDING THE TRANSACTIONS:

The accompanying pro forma consolidated income statements for the year ended December 31, 1995 and the six months ended June 30, 1996 have been prepared to reflect the operations of the Company as if the Merger had occurred on January 1, 1995.

STATEMENTS OF INCOME ADJUSTMENTS:

(a)This adjustment reflects the incremental decrease in lease expense for leasing the warehouse and transfer station. The new lease is a 20 year lease with rentals of $204,000 per year plus sales tax, adjusted annually by the CPI-W.

(b) This adjustment represents a decrease in disposal charges as Spectrum will now dispose garbage at the Company's landfill.

                                                                  1995         1996
Estimated Spectrum disposal costs at non Company landfills       $ 462,000      $ 480,000
Transportation costs to Company landfill                           (92,400)      (110,000)
Increased amortization of landfill related costs                   (58,800)       (70,000)
                                                                ------------    -----------
                                                                 $ 310,800      $ 300,000
                                                                ============    ===========

(c)This adjustment reflects the incremental increase in salary expense for the officers of Spectrum that became officers of the Company pursuant to negotiated employment agreements.

(d)This adjustment reflects the increase in amortization expense related to the goodwill recorded (approximately $8,520,000) under the purchase method of accounting which is being amortized over 40 years.

(e)This adjustment eliminates amortization of Spectrum historical intangible assets.

(f)This adjustment reflects a decrease in interest income from paying $954,000 in cash and $830,000 in transaction fees and expenses to consummate the purchase of Spectrum assuming a 4% effective interest rate.

(g)The tax effect of the pro forma adjustments to earnings before taxes is based on estimated applicable effective tax rates of 27% for the year ended December 31, 1995 and 38% for the six months ended June 30, 1996. The pro forma adjustments assume that no valuation allowance would be required under SFAS 109, "Accounting for Income Taxes."

(h)EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization of intangibles and of landfill related costs deducted in determining net income. The Company believes that EBITDA provides useful information regarding the Company's debt service ability, but should not be considered in isolation or as a substitute for the consolidated statement of income or cash flow data prepared in accordance with generally accepted accounting principles.

         (c)      Exhibits.

         2.2 Agreement and Plan of Merger dated August 12, 1996, among the Registrant, Spectrum Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant, Spectrum Group, Inc., d/b/a United Sanitation, Ocala Chemical, Mills Disposal, a Florida corporation, and John Paglia and Michael Paglia.

         4.11 Voting Agreement dated as of August 12, 1996, among John Paglia, Michael Paglia, Advance Ross Corporation, Allen & Company Incorporated, Allen Value Partners L.P. and Allen Value Limited Incorporated.

         20.1              News Release dated August 13, 1996.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        GEOWASTE INCORPORATED


                                        By: /S/ AMY C. MACF. BURBOTT
                                            Amy C. MacF. Burbott,
                                            Chief Executive Officer

Dated:  August 26, 1996

                                  EXHIBIT INDEX


EXHIBIT                           DESCRIPTION

2.2 Agreement and Plan of Merger dated August 12, 1996, among the Registrant, Spectrum Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant, Spectrum Group, Inc., d/b/a United Sanitation, Ocala Chemical, Mills Disposal, a Florida corporation, and John Paglia and Michael Paglia.

4.11 Voting Agreement dated as of August 12, 1996, among John Paglia, Michael Paglia, Advance Ross Corporation, Allen & Company Incorporated, Allen Value Partners L.P. and Allen Value Limited Incorporated.

20.1             News Release dated August 13, 1996.